LOGO OMITTED

VASQUEZ
& COMPANY LLP
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801 South Grand Avenue, Suite 400 o Los Angeles, CA 90017 o Ph (213) 873-1790
                                                            Fax (213) 873 1777
                                                            www.vasquez50.com

December 19, 2013


Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549


Ladies and gentlemen:

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on October 6, 2011 to be filed by our former client, Turbodyne Technologies, Inc. We agree with the statements made in response to that item insofar as they relate to our Firm.

Very truly yours,

/s/ VASQUEZ & COMPANY LLP
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Vasquez & Company LLP
Los Angeles, CA




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